Exhibit 99.1

Surgalign Receives NASDAQ Delisting Notice Following its Chapter 11 Filing

Delisting to take effect on July 3, 2023; Company’s common stock is expected to begin trading on the OTC under the symbol SRGAQ

Deerfield, Ill., June 23, 2023 – Surgalign Holdings, Inc., (NASDAQ: SRGA) a global medical technology company focused on elevating the standard of care by driving the evolution of digital surgery, announced today that on June 22, 2023, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”). Nasdaq has determined that due to the Company’s voluntary petition for relief under chapter 11 of the U.S. Bankruptcy Code, the Company’s securities will be delisted from The Nasdaq Stock Market. The Company does not intend to appeal Nasdaq’s determination.

As previously announced, Surgalign entered into an asset purchase agreement to sell substantially all its global hardware and biomaterials assets and filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division. The Company intends to pursue an auction and sale process under section 363 of the U.S. Bankruptcy Code for its Digital Health business and has a stalking horse bidder in place for its hardware and biomaterials assets. The Company intends to continue to operate its business in the normal course while in chapter 11.

Trading of the Company’s common stock will be suspended at the opening of business on July 3, 2023, and a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market. Once the delisting from Nasdaq takes effect, the Company’s common stock is expected to begin trading on the OTC under the symbol SRGAQ.

About Surgalign Holdings, Inc.

Surgalign Holdings, Inc. is a global medical technology company committed to the promise of digital health to drive transformation across the surgical landscape. Uniquely aligned and resourced to advance the standard of care, the company is building technologies physicians and other health providers will look to for what is truly possible for their patients. Surgalign is focused on developing solutions that are designed to predictably deliver superior clinical and economic outcomes. Surgalign markets products throughout the United States and in approximately 40 countries worldwide through its network of top independent distributors. Surgalign is headquartered in Deerfield, IL, with commercial, innovation and design centers in San Diego, CA, Warsaw and Poznan, Poland, and Wurmlingen, Germany. Learn more at www.surgalign.com and connect on LinkedIn and Twitter.

Forward Looking Statements

This press release contains forward-looking statements based on management’s current expectations, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements are not guarantees of future performance and are based on certain assumptions including general economic conditions, as well as those within the Company’s industry, and numerous other factors and risks identified in the Company’s most recent Form 10-K and other filings with the SEC. Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Important factors that could cause actual results to differ materially from the anticipated results reflected in these forward-looking statements include risks and uncertainties relating to the following: (i) the Company’s access to adequate operating cash flow, trade credit, borrowed funds and equity capital to fund its operations and pay its obligations as they become due, and the terms on which external financing may be available, including the impact of adverse trends or disruption in the global credit and equity markets; (ii) risks relating to existing or potential litigation or regulatory actions; (iii) the identification of control deficiencies, including material weaknesses in internal control over financial reporting; (iv) general worldwide economic conditions and related uncertainties; (v) the continued impact of COVID-19 variants, particularly in international markets served by the Company; (vi) the failure by the Company to identify, develop and successfully implement its strategic initiatives, particularly with respect to its digital surgery strategy ; (vii) the reliability of our supply chain; (viii) our ability to meet obligations, including purchase minimums, under our vendor and other agreements; (ix) whether or when the demand for procedures involving our products will increase; (x) our financial position and results, total revenue, product revenue, gross margin, and operations; (xi) failure to realize, or unexpected costs in seeking to realize, the expected benefits of the Holo Surgical Inc. (“Holo Surgical”) and Inteneural Networks Inc. (“INN”) acquisitions, including the failure of Holo Surgical’s and INN’s products and services to be satisfactorily developed or achieve applicable regulatory approvals or as a result of the failure to commercialize and distribute its products; (xii) the failure to effectively integrate Holo Surgical’s and INN’s operations with those of the Company, including: retention of key personnel; the effect on relationships with customers, suppliers, and other third parties; and the diversion of management time and attention to the integration; (xiii) the number of shares and amount of cash that will be required in connection with any post-closing milestone payments, including as a result of changes in the trading price of the Company’s common stock and their effect on the amount of cash needed by the Company to fund any post-closing milestone payments in connection with the acquisitions; (xiv) the continuation of recent quality issues with respect to our global supply chain (xv) the effect and timing of changes in laws or in governmental regulations; and (xvi) other risks described in our public filings with the SEC. These factors should be considered carefully, and undue reliance should not be placed on the forward-looking statements. Each forward-looking statement in this communication speaks only as of the date of the particular statement. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting Surgalign’s website at http://www.surgalign.com/ or the SEC’s website at http://www.sec.gov/. We undertake no obligation to update these forward-looking statements except as may be required by law.

Investor and Media Relations Contact:

Glenn Wiener

GW Communications

T: +1 (917) 887 8434

E: gwiener@gwcco.com